UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	October 7, 2009

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

903 Murray Road, PO Box 1960, East Hanover, NJ	07936
(Address of Principal Executive Offices)	(Zip Code)

(973) 428-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

On October 7, 2009, NPDC Holdings, Inc. (“Seller”), a wholly-owned subsidiary of National Patent Development Corporation (the “Company”), signed a contract of sale (the “Contract of Sale”) with Little Whaley Holdings LLC, a New York limited liability company (“Purchaser”), for the sale (the “Sale”) of approximately 1,000 acres of real property located in the Town of Pawling, County of Dutchess, New York  (the “Property”).

The following is a summary of the terms and conditions of the Contract of Sale, which summary is qualified in its entirety by reference to the Contract of Sale, a copy of which is attached hereto as an exhibit.

The Contract of Sale provides for a purchase price for the Property of $12,500,000 (the “Purchase Price”).  Seller received a downpayment of $1,250,000 (the “Downpayment”) upon the execution of the Contract of Sale, which Downpayment is being held in escrow, and will receive the balance of the Purchase Price in the amount of $11,250,000 at the Closing, which is scheduled to occur on October 20, 2009.  Purchaser is not obtaining financing in connection with the purchase of the Property and Purchaser’s obligation to close under the Contract of Sale is not contingent upon Purchaser’s ability to obtain such financing.

As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as amended, filed with the Securities and Exchange Commission (the “SEC”), the carrying amount of the Property as reflected in the Consolidated Balance Sheet of the Company at December 31, 2008 was approximately $2.5 million.

The Contract of Sale contains representations and warranties of the parties, which include, without limitation, representations and warranties by Seller relating to ownership of the Property, authority to sell, convey and transfer the Property and the condition of the Property and representations and warranties of Purchaser relating to its formation, standing, authority and sufficiency of assets and income to close the Sale.

The Contract of Sale included as an exhibit to this Form 8-K contain representations and warranties by each of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the Contract of Sale and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•
have been qualified by disclosures that were made to the other party in connection with the negotiation of the Contract of Sale, which disclosures are not necessarily reflected in the Contract of Sale;

•	may apply standards of materiality in a way that is different from what may be viewed as material to an investor; and

•	were made only as of the date of the Contract of Sale or such other date or dates as may be specified in the Contract of Sale and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. Additional information about the Company may be found elsewhere in this Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Title

10	Contract of Sale dated as of October 7, 2009 between NPDC Holdings, Inc. and Little Whaley Holdings LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: October 14, 2009	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer